Exhibit 23.1

The Board of Directors
Young Aviation, LLC
4700 Hiatus Road, Suite 252
Sunrise, FL 33351

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in this Amendment No. 2 to Form 8-K of Datamill Media Corp. pertaining to the financial statements of Young Aviation LLC, and of our report dated September 30, 2011, with respect to our audits of the financial statements of Young Aviation LLC for the years ended December 31, 2010 and 2009.


/s/ Harris F. Rattray CPA
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Harris F. Rattray CPA
Pembroke Pines, Florida
December 21, 2011